UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2009

Sungro Minerals Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53157	98-0546544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7445 132nd Street, Suite 2008, Surrey, BC Canada V3W 5S8
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (604) 681-3611

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective July 20, 2009, we amended our Articles to effect a five for one forward split of our authorized common stock and our issued and outstanding shares of common stock.

As a result, our authorized capital increased from 75,000,000 shares of common stock with a par value of $0.001 to 375,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital increased from 9,750,000 shares of common stock to 48,750,000 shares of common stock.

Item 7.01	Regulation FD Disclosure

The Forward Stock Split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on August 3, 2009 under the new stock symbol “SUGO”. Our new CUSIP number is 86737G 202.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Change dated effective July 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sungro Minerals Inc.

By:
/s/ Mal Bains
Mal Bains
President
Dated: August 3, 2009